QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ENERSYS
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation or Organization)	23-3058564 (I.R.S. Employer Identification No.)
EnerSys 2366 Bernville Road Reading, PA (Address of Principal Executive Offices)	19605 (Zip Code)

Copies to:

Steven R. Finley Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000 Fax: (212) 351-4035	Joseph M. Harenza Stevens & Lee 111 North Sixth Street Reading, PA 19603 (610) 478-2160 Fax: (610) 371-8500	Richard D. Truesdell, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000 Fax: (212) 450-3800

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates: 333-115553

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, Par Value $0.01 Per Share	New York Stock Exchange, Inc.

        Securities to be registered pursuant to Section 12(g) of the Act:

 None
(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Registrant's Common Stock, par value $0.01 per share, required by this Item is contained in the Registrant's registration statement on Form S-1 (Registration No. 333-115553) under the Securities Act of 1933, filed with the Securities and Exchange Commission on May 17, 2004, as amended (the "Registration Statement"). Such description, which appears in the prospectus contained in the Registration Statement under the caption "Description of Capital Stock, Certificate of Incorporation and Bylaws", is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit Number	Description of Exhibit
1
Restated Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on July 9, 2004. (Incorporated by reference to Exhibit 3.1 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement.)
2
Form of Bylaws of the Registrant as proposed to be adopted upon completion of the offering pursuant to the Registration Statement. (Incorporated by reference to Exhibit 3.2 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement.)
3	Form of Stock Certificate of the Common Stock of the Registrant. (Incorporated by reference to Exhibit 4.1 to the Registration Statement, filed with Amendment No. 3 to the Registration Statement.)

2

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERSYS
Date: July 26, 2004
	By:	/s/ RICHARD W. ZUIDEMA Richard W. Zuidema Executive Vice President—Administration and Director

3

QuickLinks

SIGNATURE